UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 10, 2017, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, HNR Energia B.V., a Curacao company (“HNR Energia”), closed the sale of its 100% ownership interest in Harvest Dussafu B.V., a Netherlands private limited liability company (“Harvest Dussafu”), to BW Energy Gabon Pte. Ltd, a private Singapore company (“BW Energy”), pursuant to the Sale and Purchase Agreement, dated December 21, 2016 (the “Sale and Purchase Agreement”), among the Company, HNR Energia and BW Energy. Harvest Dussafu owns a 66.667% interest in the Dussafu production sharing contract covering a 210,000 acre area located offshore of Gabon, which constituted all of the Company’s oil and gas interests in Gabon.

The consideration for the Gabon interests was approximately $32 million in cash, subject to certain adjustments, including reimbursement for approximately $2.3 million of expenditures in respect of the Company’s Gabon interests since September 30, 2016. BW Energy paid $2.5 million of the approximately $32 million purchase price into an escrow account to satisfy any post-closing claims that BW Energy may have against the Company and HNR Energia under the Sale and Purchase Agreement. The $2.5 million (less the amount of any claims) will be released to HNR Energia from the escrow account on July 10, 2017. After taking into consideration taxes and transaction-related costs, the net proceeds of the transaction are estimated to be $29.4 million, less any successful claim made against the $2.5 million escrow.

The foregoing description of the Sale and Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale and Purchase Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2016 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 10, 2017, the Company issued a press release announcing the closing of the transaction, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On April 13, 2017, the Board of Directors of the Company declared a special cash dividend of $5.75 per share of common stock of the Company payable on or about May 4, 2017, to all stockholders of record as of April 24, 2017. This dividend constitutes a liquidating distribution, in accordance with the Company’s Plan of Complete Liquidation, Dissolution, Winding Up and Distribution, which was approved by the stockholders of the Company on February 23, 2017.

A copy of the press release issued by the Company announcing the dividend is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements of the Company, which reflect the sale of the Company’s interests in Harvest Dussafu to BW Energy, are furnished as Exhibit 99.3 to this Current Report on Form 8-K. The information contained in these pro forma financial statements shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

(d)	Exhibits

99.1	Press release, dated April 10, 2017.

99.2	Press release, dated April 13, 2017.

99.3	Unaudited Pro Forma Consolidated Financial Statements of Harvest Natural Resources, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: April 13, 2017

	By:	/s/ Keith L. Head
Keith L. Head Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated April 10, 2017.

99.2	Press release, dated April 13, 2017.

99.3	Unaudited Pro Forma Consolidated Financial Statements of Harvest Natural Resources, Inc.